EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Southern Michigan Bancorp, Inc. of our report, dated February 9, 2005, on the consolidated financial statements of Southern Michigan Bancorp, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

September 26, 2007
South Bend, Indiana